EX-99.(d)(i)

                      SUNAMERICA STYLE SELECT SERIES, INC.

                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT


         This INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT is dated as of January 1, 1999, as amended from time to time, by and between SunAmerica Style Select Series, Inc., a Maryland corporation (the "Corporation"), and SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser").


                              W I T N E S S E T H:
                              -------------------

         WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and may issue shares of common stock, par value $.0001 per share, in separately designated Portfolios representing separate funds with their own investment objectives, policies and purposes (each, a "Fund" and collectively, the "Funds"); and

         WHEREAS, the Adviser is engaged in the business of rendering investment management, advisory and administrative services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

         WHEREAS, the Corporation desires to retain the Adviser to furnish investment management, advisory and administrative services to the Corporation and the Funds and the Adviser is willing to furnish such services;

          NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

         1. DUTIES OF THE ADVISER. The Adviser shall manage the affairs of the Funds including, but not limited to, continuously providing the Funds with investment management, including investment research, advice and supervision, determining which securities shall be purchased or sold by the Funds, making purchases and sales of securities on behalf of the Funds and determining how voting and other rights with respect to securities owned by the Funds shall be exercised, subject in each case to the control of the Board of Directors of the Corporation (the "Directors") and in accordance with the objectives, policies and principles set forth in Corporation's Registration Statement and the Funds' current Prospectus and Statement of Additional Information, as amended from time to time, the requirements of the Act and other applicable law. In performing such duties, the Adviser (i) shall provide such office space, such bookkeeping, accounting, clerical, secretarial and administrative services (exclusive of, and in addition to, any such service provided by any others retained by the Funds or Corporation on behalf of the Funds) and such executive and other personnel as shall be necessary for the operations of the Funds, (ii) shall be responsible for the financial and accounting records required to be maintained by the Funds (including those maintained by Corporation's custodian) and (iii) shall oversee the performance of services provided to the Funds by others, including the custodian, transfer and shareholder servicing agent. The Corporation understands that the Adviser also acts as the manager of other investment companies.

         Subject to Section 36 of the Act, the Adviser shall not be liable to the Funds or Corporation for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Funds and the performance of its duties under this

Agreement except for willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement.

         2. RETENTION BY ADVISER OF SUB-ADVISERS, ETC. In carrying out its responsibilities hereunder, the Adviser may employ, retain or otherwise avail itself of the services of other persons or entities including, without limitation, affiliates of the Adviser, on such terms as the Adviser shall determine to be necessary, desirable or appropriate. Without limiting the generality of the foregoing, and subject to the requirements of Section 15 of the Act, the Adviser may retain one or more sub-advisers to manage all or a portion of the investment portfolio of a Fund, at the Adviser's own cost and expense. Retention of one or more sub-advisers, or the employment or retention of other persons or entities to perform services, shall in no way reduce the responsibilities or obligations of the Adviser under this Agreement and the Adviser shall be responsible for all acts and omissions of such sub-advisers, or other persons or entities, in connection with the performance of the Adviser's duties hereunder.

         3. EXPENSES. The Adviser shall pay all of its expenses arising from the performance of its obligations under Section 1 and shall pay any salaries, fees and expenses of the Corporation's Directors and Officers who are employees of the Adviser. The Adviser shall not be required to pay any other expenses of the Funds, including, but not limited to, direct charges relating to the purchase and sale of portfolio securities, interest charges, fees and expenses of independent attorneys and auditors, taxes and governmental fees, cost of share certificates and any other expenses (including clerical expenses) of issue, sale, repurchase or redemption of shares, expenses of registering and qualifying shares for sale, expenses of printing and distributing reports, notices and proxy materials to shareholders, expenses of data processing and related services, shareholder recordkeeping and shareholder account service, expenses of printing and filing reports and other documents filed with governmental agencies, expenses of printing and distributing prospectuses, expenses of annual and special shareholders meetings, fees and disbursements of transfer agents and custodians, expenses of disbursing dividends and distributions, fees and expenses of Directors who are not employees of the Adviser or its affiliates, membership dues in the Investment Company Institute, insurance premiums and extraordinary expenses such as litigation expenses.

         4. COMPENSATION OF THE ADVISER. (a) As full compensation for the services rendered, facilities furnished and expenses paid by the Adviser under this Agreement, the Corporation agrees to pay to the Adviser a fee at the annual rates set forth in Schedule A hereto with respect to each Fund indicated thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 is applied to each prior days' net assets in order to calculate the daily accrual). For purposes of calculating the Adviser's fee with respect to any Fund, the average daily net asset value of a Fund shall be determined by taking an average of all determinations of such net asset value during the month. If the Adviser shall serve for less than the whole of any month the foregoing compensation shall be prorated.

                  (b) Upon any termination of this Agreement on a day other than the last day of the month, the fee for the period from the beginning of the month in which termination occurs to the date of termination shall be prorated according to the proportion which such period bears to the full month.

         5. PORTFOLIO TRANSACTIONS. The Adviser is responsible for decisions to buy or sell securities and other investments for a portion of the assets of each Portfolio, broker-dealers and futures commission merchants' selection, and negotiation of brokerage commission and futures commission merchants' rates. As a general matter, in executing Portfolio transactions, the Adviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Adviser's best judgement, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Adviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm's risk in positioning a block of securities. Subject to such policies as the Directors may determine and consistent with
Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Adviser's having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to such Portfolio and to other clients as to which the Adviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Adviser may engage its affiliates or any other subadviser to the Corporation and its respective affiliates, as broker-dealers or futures commission merchants to effect Portfolio transactions in securities and other investments for a Portfolio. The Adviser will promptly communicate to the officers and the Directors of the Corporation such information relating to Portfolio transactions as they may reasonably request. To the extent consistent with applicable law, the Adviser may aggregate purchase or sell orders for the Portfolio with contemporaneous purchase or sell orders of other clients of the Adviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner the Adviser determines to be equitable and consistent with its and its affiliates' fiduciary obligations to the Portfolio and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

         6. TERM OF AGREEMENT. This agreement shall continue in full force and effect for two years from the date hereof, and shall continue in full force and effect from year to year thereafter if such continuance is approved in the manner required by the Act and the Adviser has not notified the Corporation in writing at least 60 days prior to the anniversary date of the previous continuance that it does not desire such continuance. With respect to each Fund, this Agreement may be terminated at any time, without payment of penalty by the Fund or the Corporation, on 60 days written notice to the Adviser, by vote of the Directors, or by vote of a majority of the outstanding voting securities (as defined by the Act) of the Fund, voting separately from any other Portfolio of the Corporation. The termination of this Agreement with respect to any Fund or the addition of any Fund to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Fund subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

                  The Corporation hereby agrees that if (i) the Adviser ceases to act as investment manager and adviser to the Corporation and (ii) the continued use of the Corporation's present name would create confusion in the context of the Adviser's business, then the Corporation will use its best efforts to change its name in order to delete the word "SunAmerica" from its name.

         7. LIABILITY OF THE ADVISER. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Adviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) the Adviser shall not be subject to liability to the Corporation or to any shareholder of the Corporation for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Corporation shall indemnify the Adviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) (collectively, the "Indemnified Parties") from any liability arising from the Adviser's conduct under this Agreement.

                  Indemnification to the Adviser or any of its personnel or affiliates shall be made when (i) a final decision on the merits rendered, by a court or other body before whom the proceeding was brought, that the person to be indemnified was not liable by reason of disabling conduct or, (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct, by (a) the vote of a majority of a quorum of the Directors who are neither "interested persons" of the Corporation as defined in section 2(a)(19) of the Act nor parties to the proceeding ("disinterested, non-party Directors") or (b) an independent legal counsel in a written opinion. The Corporation may, by vote of a majority of the disinterested, non-party Directors advance attorneys' fees or other expenses incurred by an Indemnified Party in defending a proceeding upon the undertaking by or on behalf of the Indemnified Party to repay the advance unless it is ultimately determined that he is entitled to indemnification. Such advance shall be subject to at least one of the following: (1) the person to be indemnified shall provide a security for his undertaking, (2) the Corporation shall be insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the disinterested, non-party Directors or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that the person to be indemnified ultimately will be found entitled to indemnification.

         8. NON-EXCLUSIVITY. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser who may also be a Director, officer or employee of the Corporation to engage in any other business or devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the right of the Adviser to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

         9. AMENDMENTS. This Agreement may be amended by mutual consent in writing, but the consent of the Corporation must be obtained in conformity with the requirements of the Act.


         10. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall apply.

         11. SEPARATE PORTFOLIO. Pursuant to the provisions of the Declaration, each Fund is a separate Portfolio of the Corporation, and all debts, liabilities, obligations and expenses of a particular Fund shall be enforceable only against the assets of that Fund and not against the assets of any other Fund or of the Corporation as a whole.

         IN WITNESS WHEREOF, the Corporation and the Adviser have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                           SUNAMERICA STYLE SELECT SERIES, INC.



                                           By:      /s/Peter A. Harbeck
                                                    ---------------------------
                                                    Name: Peter A. Harbeck
                                                    Title: President



                                           SUNAMERICA ASSET MANAGEMENT CORP.



                                           By:      /s/Robert M. Zakem
                                                    ---------------------------
                                                    Name: Robert M. Zakem
                                                    Title: Senior Vice President

                                   SCHEDULE A



                                                              FEE RATE
                                                          (as a % of average
PORTFOLIO                                                DAILY NET ASSET VALUE)
---------                                                ----------------------


Focused Multi-Cap Growth Portfolio                      1.00% first $750 million
                                                        .95% next $750 million
                                                        .90% thereafter

Focused Large-Cap Value Portfolio                       1.00% net assets

SunAmerica Value Fund                                   1.00% first $750 million
                                                        .95% next $750 million
                                                        .90% thereafter

Focused 2000 Value Portfolio                            1.00% net assets

Focused Large-Cap Growth Portfolio                      .85% net assets

Focused Growth and Income Portfolio                     1.00% net assets

Focused Multi-Cap Value Portfolio                       1.00% net assets

Focused Technology Portfolio                            1.25% net assets

Focused 2000 Growth Portfolio                           1.00% net Assets

Focused International Equity Portfolio                  1.25% net Assets

SunAmerica Focused Balanced Strategy                    0.10% net Assets

SunAmerica Focused Fixed Income and Equity Strategy     0.10% net Assets

SunAmerica Focused Equity Strategy                      0.10% net Assets

SunAmerica Focused Fixed Income Strategy                0.10% net Assets

SunAmerica Focused Multi-Asset Strategy                 0.10% net Assets

Revised: November, 2002